NEWS RELEASE                                 Contact:   David R. Schroder
For Immediate Release                                   101 Second Street, S.E.,
                                                        Suite 800
                                                        Cedar Rapids, Iowa 52401
                                                        Phone (319) 363-8249

                           MACC PRIVATE EQUITIES, INC.
                       ANNOUNCES RESULTS OF SECOND QUARTER

CEDAR RAPIDS,  IOWA -- (May 15, 2007) -- On May 15, 2007, MACC Private  Equities
Inc.  (NASDAQ  Capital  Market:  MACC)  announced  its  preliminary  results  of operations from the second quarter of its fiscal year 2007, which are subject to adjustment upon completion of its annual audit.

     For the second  quarter of fiscal  2007,  MACC  recorded  total  investment income of $212,919,  as compared to total investment  income of $367,072 for the second  quarter of fiscal 2006.  The decrease in  investment  income was the net effect of a $49,832  decrease  in  interest  income and a $104,321  decrease  in dividend  income.  Net operating  expenses for the second quarter of fiscal 2007 were  $481,633,  as compared to $754,719 for the second  quarter of fiscal 2006.
The decrease in net operating  expenses is the net effect of a $120,626 decrease in interest expense,  a $25,903 decrease in management fees, a $143,311 decrease in incentive fees, a $6,401 decrease in professional fees and a $23,155 increase in other expenses.  Net investment expense for the second quarter of fiscal 2007 was $268,714,  as compared to a net investment expense of $457,647 in the second quarter of fiscal 2006.

     Net realized loss on investments  for the second quarter of fiscal 2007 was
$95,980 as compared to a net realized gain on  investments of $2,476,007 for the second quarter of fiscal 2006.  During the second  quarter of fiscal 2007,  MACC recorded a net increase in unrealized depreciation on investments of $55,333, as compared  to a  net  decrease  in  unrealized  appreciation  on  investments  of
$3,817,372 during the second quarter of fiscal 2006.

     These items resulted in a net decrease in net assets from operations during the second quarter of fiscal 2007 of $283,675,  as compared to a net decrease in net  assets  from  operations  during  the  second  quarter  of  fiscal  2006 of
$1,797,962.

     MACC net asset  value at March 31,  2007,  was  $11,613,553  as compared to
$11,618,234  at  September  30, 2006.  MACC's net asset value per share  equaled
$4.71 at March 31, 2007, the same value at September 30, 2006.

     MACC  is  a  business   development  company  in  the  business  of  making
investments in small  businesses in the United States  through its  wholly-owned subsidiary, MorAmerica Capital Corporation, a small business investment company.
MACC  common  stock is traded on the  Nasdaq  Capital  Market  under the  symbol
"MACC."

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2006,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general

economic  conditions  on MACC's  portfolio  companies,  the effects of recent or future  losses on the ability of  MorAmerica  Capital to comply with  applicable regulations  of the  Small  Business  Administration  and  MorAmerica  Capital's
ability to obtain future funding, any failure to achieve annual investment level objectives, changes in prevailing market interest rates, and contractions in the markets for corporate  acquisitions and initial public  offerings.  MACC further cautions  that such  factors  are not  exhaustive  or  exclusive.  MACC does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of MACC.

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